Exhibit 10.2


                                   AGREEMENT


     AGREEMENT made this 5th day of January, 1999 by and between The Sullivan Group, with its principal offices located at 320 Soundview Road, Guilford, CT (hereinafter "Sullivan Group") and NetWolves Corporation, with its principal offices located at 200 Broadhollow Road, Melville, New York 11747 (hereinafter "NetWolves").

                              W I T N E S S E T H :

     Whereas, The Sullivan Group Group is a leading consulting organization serving the needs of the automotive aftermarket, convenience store and oil industry and, through its wholly-owned business education subsidiary, The Duffy-Vinet Institute, maintains an extensive library of training modules available to its clients customer base; and

     Whereas, during the past eleven (11) years, Sullivan Group has established a primary client list as set forth in Exhibit A annexed hereto, which includes Amoco Oil, British Petroleum, Chevron, Chrysler, Circle K Marketing, Exxon,
Ford, General Motors, Irving Oil Ltd., Mobil Oil, NAPA, J.D. Power, Shell, Southland, Sunoco, Texaco/Star Enterprise, Tosco, and Unocal; and

     Whereas, Sullivan Group has concluded a contract and obtained further commitments from several client companies, samples of which are set forth in Exhibit B annexed hereto, to expand training at retail sites which will rely upon certain Internet technology developed by NetWolves; and

     Whereas,   NetWolves  specializes  in  the  development  of  multi-services
Internet gateway products; and

     Whereas, the parties are desirous that NetWolves be appointed as the exclusive provider of the delivery system which will enable Sullivan Group and its subsidiaries to sell its proprietary training programs to approximately 40,000 retail locations throughout the United States, thereby facilitating simultaneous interactive distance learning at all sites.

     NOW, THEREFORE, in consideration of the mutual premises and the covenants contained herein, the parties hereby agree as follows:

     1. Appointment. Sullivan Group hereby appoints NetWolves as its exclusive provider in the United States of a delivery system whereby Sullivan Group and its subsidiaries will sell its proprietary training programs to approximately 40,000 retail locations in the United States, thereby facilitating simultaneous interactive distance learning at the sites. NetWolves accepts such appointment in accordance with the terms of this Agreement.

     2. Product. To accommodate the needs of Sullivan Group's customers, NetWolves agrees to customize its FoxBox multi-services Internet gateway product (the "Product") in the form of Exhibit C annexed hereto.

     3. Delivery Schedule. NetWolves agrees to deliver the Product substantially in accordance with the following schedule:

               350 units      June - December 1999
             4,150 units      January - December 2000
             9,500 units      January - December 2001
            12,500 units      January - December 2002
            14,000 units      January - December 2003

          Sullivan Group agrees to provide continuous ninety (90) day forecasts to assist NetWolves in its production schedule.

     4. Term of Agreement.  This  Agreement  shall continue for a period of five
(5) years and thereafter shall be  automatically  renewed for an additional five
(5) year term unless written notice is provided by either party on or prior to six (6) months from the expiration date of this Agreement that the Agreement will not be renewed.

     5. Transfer Pricing. Each unit shall be paid for by the end user retail site (or its corporate parent) at a rate of $200 per month exclusive of any tax. All monthly payments shall be made directly to Supplier at a lockbox as prescribed by NetWolves. In the event Sullivan Group seeks to have one monthly invoice for the retail site to pay both content and the technology, NetWolves and Sullivan Group will direct that all payments be sent to a receiving bank which will deposit the appropriate amount to each of their accounts.

     6. NetWolves Responsiblity. Subject to the end user being in compliance with the terms of the rental agreement, NetWolves, at its discretion, will repair and/or replace the product should the product fail to perform its intended purpose and provide free software upgrades within the base product platform during the term of the rental agreement. It will be NetWolves responsibility to arrange installation of the product at the site upon instructions of Sullivan Group and receipt of a properly executed agreement by the end user.

     7. Sullivan Group Responsibility. Sullivan Group will be responsible for the payment of all marketing, sales and contents expense in order to secure the retail site. Sullivan Group will arrange to invoice the customer and obtain any and all approvals required from the Parent/Supplier company of the retail outlet and shall be responsible for providing all the content which is viewed by the end user. Sullivan Group will provide NetWolves via e-mail to the attention of NetWoves' Director of Sales and Installation, an ongoing weekly list of sites which require installation. Sullivan Group further agrees not to provide content to the retail sites during the term of this Agreement other than through the NetWolves product.

     8. Rental Agreement. NetWolves and Sullivan Group shall, within ten (10) days of this Agreement, approve the final form of a rental agreement which contains the following terms and conditions:

          (a) The rental agreement shall be for a four (4) year period.

          (b) Monthly rental payments are $200. During the term of the rental agreement, NetWolves will not increase the monthly rental payment.

          (c) NetWolves will, at its discretion, repair or replace and upgrade software functionality provided the end user is in compliance with the terms and conditions of the rental agreement.

          (d) All right, title and interest in the Product vests exclusively with NetWolves.

          (e) The monthly fee payable to Sullivan Group for training content is in addition to this fee.

          (f) The end user agrees to use due care when using the product and not to allow the product to be removed from the installed location without the written permission of NetWolves.

          (g) The agreement is non-cancellable for the term and the end user-client end user is responsible for the monthly payments.

          (h) The agreement automatically renews for a successive term unless cancelled in writing six (6) months prior to the expiration of the rental agreement.

          (i) At the expiration of the rental agreement, NetWolves may reclaim the product.

          (j) The obligations under the rental agreement may be required to be personal due to credit requirements in the case of an independent franchise.

          (k) At the execution of the rental agreement, payment for the first month, last month and one month's security is required.

          (l) An electrical outlet and a POTS line at the site of installation is required.

          (m) A one time set up fee for installation may be required.

          (n) A service fee of 14% of the price per year ($28) per month may be charged beginning year two. Should the service program not be subscribed to, any and all service calls will be billed to the end user retail site.

     9. Termination. The exclusivity to NetWolves set forth herein shall terminate in the event NetWolves breaches the mutual terms of this Agreement and such breach continues after sixty (60) days written notice specifying such breach. Upon such termination, NetWolves shall continue to be fully paid for all products sold and services performed for the duration of all rental agreements.

     10. Intellectual Property Rights. All right, title and interest in the Product shall be the exclusive property of NetWolves and all right, title and interest in the content shall be the exclusive property of Sullivan Group.

     11. Public Announcements. Each party agrees that during the term of this Agreement, prior to making any public announcement of any nature whatsoever relating to this Agreement, or the relationship between the parties generally, it first will consult with and obtain the approval of the other party with respect to the content, timing and method(s) of such announcement. Notwithstanding the foregoing, each party may make such public announcements or disclosures with respect to this Agreement and the transactions contemplated hereby as it deems in good faith to be required by applicable law.

     12. Force Majeure. Any delays in or failure of performance by either party under this Agreement shall not be considered a breach hereof if such delay or failure is occasioned by an event beyond the reasonable control of the party affected ("force majeure"); provided that any party whose performance is so delayed shall give prompt notice thereof to the other party and shall use all reasonable endeavors to comply with the terms of this Agreement as soon as possible.

     13. Binding Agreement; Assignability. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and thereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     14. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and thereof and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof. This Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral unwritten agreements between the parties.

     15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provisions hereof or thereof, and the remainder of the Agreement shall be construed as if such invalid or unenforceable provision were modified to the extent necessary to make it valid or enforceable but remain within the spirit of this Agreement, or if that is not possible, then omitted.

     17. Amendment or Cancellation; Waiver. This Agreement hereto may be amended, modified, superseded or cancelled, and any of the terms hereof or thereof may be waived, only by a written instrument executed by each party hereto or thereto, as the case may be, or, in the case of a waiver, by the party or parties waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such breach or the breach of any other terms of this Agreement.

     18. Notices. Any notice to a party hereto pursuant to this Agreement shall be given by certified or overnight mail or by facsimile addressed as follows (or to such other address as any party shall designate by written notice to the other parties);

     If to the NetWolves:          200 Broadhollow Road, Suite 207
                                   Melville, New York 11747

     Copy to:                      David H. Lieberman, Esq.
                                   Blau, Kramer, Wactlar & Lieberman, P. C.
                                   100 Jericho Quadrangle
                                   Jericho, New York 1`1753


     If to Sullivan Group:         320 Soundview Road
                                   Guilford, CT   06457


     Copy to:                      Eliot Parkhurst, Esq.
                                   Eliot Parkhurst & Associates
                                   50 Milk Street - 20th Floor
                                   Boston, MA  02109


Notices given by hand shall be deemed given as of the date when they are delivered. Notices given by Federal Express shall be deemed given as of the business day next following the date on which they are delivered to Federal Express in time for and marked and prepaid for next business day delivery.

     19. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New York without regard to its conflicts of laws provisions. Any suit, action or proceeding arising out of this Agreement shall be instituted in the state or federal courts in the State of New York.

     20. Arbitration. All disputes or controversies (whether of law or fact) of any nature whatsoever arising from or relating to this Agreement and the transactions contemplated hereby shall be decided by the American Arbitration Association (the "Association") in accordance with the rules and regulations of the Association, except that either party shall have the right in accordance with Section 18 hereof to seek equitable relief independently, including, but not limited to, temporary restraining orders, provisional and/or permanent injunctive relief, specific performance or any other equitable remedy as may be appropriate to enforce or prevent the violation of, any of the terms and conditions of this Agreement.

          In the event a dispute or controversy arises, either party may submit the dispute to the American Arbitration Association in Garden City, New York for arbitration in accordance with and subject to the rules of the American Arbitration Association then in effect, and specifically, the Supplementary Procedures for Large, Complex Disputes (the "Procedures"). The parties agree that the arbitration shall be conducted before three arbitrators. Additionally, the parties agree that prior to the conduct of hearings, they will cooperate in the exchange of documents, exhibits and information pursuant to detailed demands therefor, and such other discovery as they may agree upon or the arbitrators may deem appropriate in the circumstances after the Preliminary Hearing described in
Section 4 of the Procedures is held. The decision of a majority of the arbitrators shall be binding upon all parties, and a judgment or decree upon the decision rendered by the arbitrators may be entered in any court of competent jurisdiction. Each party required to participate shall be responsible for its or his pro rata share of the fees and costs of arbitration, including, but not limited to, the cost of a full stenographic record of the proceedings which the parties hereby agree in advance will be required; provided, however, that the arbitrators shall be authorized to award legal fees and costs to the prevailing party, based upon their consideration of the merits of the claims, the merits of the defenses, and the results obtained from the arbitration.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day first above written.

                                    The Sullivan Group

                                    By: /s/ Martin E. Cunningham


                                    NetWolves Corporation

                                    By: /s/  Walter M. Groteke

                                                       Exhibit A
                      PRIMARY CLIENT LIST


AAAD                          LEVINE AUTOMOTIVE
AAFES                         MARATHON PETROLEUM
A/C DELCO                     MC DONALD'S CORPORATION
AMOCO OIL COMPANY             MIDWEST MANAGEMENT
APS                           MOBIL OIL CORP.
AUTOMOTIVE SERVICE ASS'N.     MURPHY OIL USA, INC.
BRITISH PETROLEUM             NAPA
CHEVRON USA                   J. D. POWER & ASSOCIATES
CHRYSLER CORPORATION          QUIKTRIP CORPORATION
CIRCLE K MARKETING CORP.      SEARS
CITICORP                      SELAME DESIGN
DATA NATIONAL CORP.           SHELL (EQUILON/MOTIVA)
ECHLIN                        SOUTHLAND
EQUIVA SERVICES LLC           STANDARD MOTOR PRODUCTS
(EQUILON & MOTIVA)
EXXON                         SUNOCO
FIRST BRANDS                  TEXACO (EQUILON/MOTIVA)
FORD                          TOSCO MARKETING CO.
GENERAL MOTORS                TRIAD
HILL HOLIDAY CORP.            UNOCAL/76 PRODUCTS CORP.
HI/LO AUTO SUPPLY             WAYNE DIVISION
                              DRESSER INDUSTRIES
IRVING OIL LTD. (CANADA)

                  Information for Attachment B ("Commitments")

Tosco
     TSG has a contract for a beta test for ESCN and the FoxBox, currently under way in the Sacramento, California area. If this test is successful, TSG has received a verbal commitment to expand system-wide through the 76 brand and possibly to the Circle K brand, with about 7,500 total locations.

BP-Amoco
     If successful with the beta test, TSG has a qualified commitment to expand the Fox Box and ESCN to potentially 30,000 units. We anticipate a beta test during the first quarter of 2000, most likely in Tokyo, Japan and Atlanta, Georgia.

Sunoco
     Assuming a successful beta test, planned for the 4th quarter of 1999 and the first quarter of 2000, TSG has a qualified commitment to expand its CertiNet product to 750 Sunoco Ultra Service Center auto service shops with FoxBox as the foundation, and the possible addition of ESCN.

                                                                     EXHIBIT "C"
                                                    FOXBOX CUSTOMIZATION OPTIONS
--------------------------------------------------------------------------------

1.   HARDWARE

     1.1  FOXBOX DDR
          1.1.1     8 GIGABYTE HARD DRIVE
          1.1.2     32 MEGABYTES OF RAM (MIN)
          1.1.3     300 MHZ PROCESSOR (OR FASTER)
          1.1.4     56 KBPS MODEM
          1.1.5     10 MBPS ETHERNET

     1.2  VIEWER/CLIENT (WORKSTATION)
          1.2.1     FAST PROCESSOR (TBD)
          1.2.2     32  MEGABYTES OF RAM (MIN)
          1.2.3     15" MONITOR
          1.2.4     KEYBOARD
          1.2.5     MOUSE
          1.2.6     FLOPPY OR FLASH RAM/PC CARD
          1.2.7     ETHERNET CARD

     1.3  ALL REQUIRED NETWORK AND POWER CABLES

     1.4  EXTERNAL UPS

NOTE: EXACT SPECIFICATIONS MAY ALTER COMMENSURATE WITH NETWOLVES APPROVAL DESIGN
      DOCUMENT.

2. FUNCTIONALITY - NETWOLVES AGREES TO PROVIDE THE CUSTOM FOXBOX IN SUCH A WAY AS TO ALLOW THE USER THE FOLLOWING FUNCTIONALITY:

     2.1  STANDARD FOXBOX DDR FUNCTIONALITY PACKAGE
          2.1.1     FIREWALL
          2.1.2     DNS SERVER/CACHE
          2.1.3     WEB PROXY
          2.1.4     EMAIL SERVER
          2.1.5     WEB-BASED GUI

     2.2  FOXBOX DDR INCLUDED OPTIONS/UPGRADE
          2.2.1     SECURE REMOTE ADMINISTRATION
          2.2.2     VIRTUAL PRIVATE NETWORKING
          2.2.3     ADVANCED ACCESS CONTROL
     2.3  MINIMUM ADMINISTRATION OF REMOTE FOXBOX AND VIEWER/CLIENT

     2.4  AUTOMATED SITE CONFIGURATION

     2.5  INTEGRATED REMOTE STREAMING VIDEO SERVER

     2.6  VIEWER/CLIENT (WORKSTATION) FUNCTIONALITY
          2.6.1     VIEW STREAMING VIDEO
          2.6.2     INTERACT WITH LIVE INSTRUCTORS
          2.6.3     TAKE ONLINE TESTS
          2.6.4     EDIT DOCUMENTS
          2.6.5     BROWSE "ALLOWED" WEB SITES
          2.6.6     SEND/RECEIVE EMAIL

     2.7  AUTOMATED CONTENT DISTRIBUTION TO REMOVE FOXBOXES

     2.8  SECURE CONTENT STORAGE ON REMOTE FOXBOXES

     2.9  CENTRALIZED CONTENT MANAGEMENT
          2.9.1     STORAGE OF STREAMING VIDEO/INSTRUCTION CONTENT
          2.9.2     MANAGE DISTRIBUTION OF CONTENT TO FOXBOX GROUPS
          2.9.3     COLLECT DATA FROM REMOTE FOXBOXES AND TRAINERS
                    2.9.3.1   USAGE DATA
                    2.9.3.2   TEST SCORES

NOTE: EXACT SPECIFICATIONS MAY ALTER COMMENSURATE WITH NETWOLVES APPROVED DESIGN
      DOCUMENT.